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EXHIBIT 99.1

FOR IMMEDIATE RELEASE
August 21, 2002

Texas Regional Bancshares, Inc. Announces Definitive
Agreement for San Juan Bancshares, Inc.

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. ("Texas Regional") (NASDAQ: TRBS) today announced the completion of a definitive agreement for its previously disclosed acquisition of San Juan Bancshares, Inc. ("San Juan"). The transaction is expected to close during the fourth quarter of 2002.

        San Juan is the privately held bank holding company for Texas Country Bank, located at 235 West 5th Street, San Juan, Texas with one additional banking location in Progreso, Texas. As of June 30, 2002, San Juan had total assets of $49.6 million, loans of $24.0 million, deposits of $44.2 million and shareholders' equity of $4.6 million.

        The definitive agreement calls for the exchange of 150,012 shares of Texas Regional common stock for all of the outstanding shares of San Juan in a transaction to be accounted for under the purchase method of accounting. The number of shares is subject to adjustment under certain circumstances, as described in the definitive agreement. The proposed merger is subject to customary closing conditions, including receipt of all requisite regulatory approvals and the approval of San Juan shareholders. The Boards of Directors of both Texas Regional and San Juan have approved the proposed merger and San Juan has delivered proxies in favor of the proposed merger transaction representing at least 70% of the shares of San Juan.

        Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 27 full-service banking offices, including 26 in the Rio Grande Valley of Texas and 1 in metropolitan Houston.

Additional Information and Where to Find It

        Texas Regional intends to file with the U.S. Securities Exchange Commission (the "SEC") a registration statement on Form S-4 concerning the transaction. Texas Regional and San Juan also intend to mail a proxy statement/prospectus to the San Juan stockholders in connection with the transaction. Investors and security holders of Texas Regional and San Juan are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Texas Regional, San Juan and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC's web site at (http://www.sec.gov). A free copy of the proxy statement/prospectus may also be obtained (when it is available) from Texas Regional or San Juan. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of San Juan in favor of the transaction. Information regarding the interests of Texas Regional's officers and directors, and the interests of San Juan's officers and directors, in the transaction will be included in the proxy statement/prospectus. In addition to the registration statement on Form S-4 to be filed by Texas Regional in connection with the transaction, and the proxy statement/prospectus to be mailed to the stockholders of San Juan in connection with the transaction, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these filings at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The filings of Texas Regional with the SEC are also available free at the SEC's web site (http://www.sec.gov). You can obtain a free copy of these filings from Texas Regional.

        Texas Regional makes certain information available concerning its products, services, press releases, SEC filings and additional business-related information on its web site at http://www.trbsinc.com/financials.html. You can download this information free or contact Investor Relations at (956) 631-5400.

        This document and information on Texas Regional's web site may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from the merger with San Juan), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional's results could differ materially from Texas Regional's expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information please see Texas Regional's reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC's web site (http://www.sec.gov).

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

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  FOR IMMEDIATE RELEASE August 21, 2002
Texas Regional Bancshares, Inc. Announces Definitive Agreement for San Juan Bancshares, Inc.
Additional Information and Where to Find It